EXHIBIT 10.1

                                LICENSE AGREEMENT

This LICENSE AGREEMENT (the "Agreement") is entered into as of the ___ day of May 1999, by and between PBA TOUR, INC., an Ohio non-profit corporation ("PBA") and IAM GROUP, LTD., a New York corporation ("IAM Group").

                                WITNESSETH, THAT:

WHEREAS, in addition to other activities associated with the promotion of the interests of professional bowlers and the bowling industry in general, PBA sponsors professional bowling tournaments throughout the United States for the benefit of its members; and

WHEREAS, PBA owns all rights to and interest in certain PBA Tour trade names and trademarks used in connection with its activities, as more specifically set forth on Exhibit "A" attached hereto and incorporated herein (collectively, the "Proprietary Marks"); and

WHEREAS, as more specifically set forth in this Agreement, PBA has agreed to grant to IAM Group an exclusive license to use the Proprietary Marks during the term hereof in connection with the manufacture, marketing and sale of certain products.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto do hereby agree as follows:

1. GRANT OF LICENSE.

         (a) Upon the terms and subject to the conditions set forth in this. Agreement and specifically subject to the limitations on use set forth in Sections 4 and 5 hereof, PBA hereby grants to IAM Group, and IAM Group hereby accepts from PBA. a non-transferable and, except as otherwise provided herein, exclusive license to use the Proprietary Marks during the Term (as such term is defined in Section 2 hereof) in the Territory (as such term is hereinafter defined) solely for the purpose of placing the Proprietary Marks on the Products (as such term is hereinafter defined) and on any packaging associated therewith and for the purpose of including the Proprietary Marks on marketing and sales literature and other materials promoting the Products. For purposes of this Agreement, certain terms are defined as follows:

                  (i) The term "Products" shall mean those goods identified on Exhibit "B" attached hereto and incorporated herein, as well as any additional goods that may come under the purview of this Agreement at a later date pursuant to the terms of Section 9 hereof, and, subject to the terms of Section 9 hereof, shall specifically exclude those goods identified on Exhibit "C" attached hereto arid incorporated herein.
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                  (ii) The term "Territory" shall mean any location within or outside of the United States in which IAM Group conducts business during the Term; provided. however, that if after one (1) year from the effective date of this Agreement, IAM Group is not conducting business in a certain geographical location and PBA receives a bona fide offer from a third party to market and sell the Products in that location, PBA shall provide IAM Group with written notice of such offer prior to its acceptance thereof and IAM Group shall then have the right, for a period of fifteen (15) days from the date of PBA's notice, to notify PBA of IAM Group's intention to market and sell Products in such location pursuant to the terms hereof. If IAM Group fails to notify PBA within the stated time period or elects not to commence business operations in such location, or fails to commence operations within six (6) months from the date of its notice to PBA hereunder, PBA shall be entitled to enter into a licensing arrangement with respect to the marketing and sale of the Products in such location on such terms and conditions as PBA may deem appropriate in its sole discretion and without further notice to IAM Group.

         (b) IAM Group shall have the right, subject to the limitations set forth in this Agreement. to sell the Products directly to the general public and to distribute the Products to any appropriate third party, including but not limited to bowling centers and mass merchandise retail stores, for resale to the general public. IAM Group agrees that it shall promote and sell the Products to the general public at all PBA Tour national tournaments, not including PBA Tour regional tournaments or PBA Senior Tour tournaments, held during the Term. With respect, however, to all PBA Tour regional tournaments and PBA Senior Tour tournaments held during the Term. PBA may elect to engage, on behalf of IAM Group, appropriate sales personnel to promote and sell the Products at such tournaments. IAM Group shall be responsible for paying: a commission to any such personnel, the amount of which shall be periodically mutually determined by PBA and IAM Group. IAM Group further agrees to provide a sufficient quantity and selection of the Products for sale at each PBA Tour and PBA Senior Tour tournament to be held during the Term. In addition, IAM Group agrees to provide PBA with One Thousand Dollars ($1,000.00) worth of the Products annually during the Term at no charge to PBA.

         (c) PBA agrees that IAM Group shall be entitled to eight (8) thirty
(30) second commercial spots on ESPN each calendar year during the Term, or for so long as PBA's current broadcasting arrangement with ESPN continues, at no charge for purposes of promoting the Products; provided, however, that the rights granted to IAM Group hereunder shall continue following the expiration of PBA's arrangement with ESPN if PBA enters into a comparable broadcasting arrangement with another television network. TAM Group shall be responsible for handling the production of such commercial spots and for paying all cots and expenses associated therewith. IAM Group further agrees that the final content of such commercial spots shall be subject to the prior approval of PBA.

         (d) IAM Group shall have the exclusive right, subject to the limitations set forth in this Agreement, to own and operate an Internet Service Provider ("ISP") system to promote and sell the Products and to distribute information relating to PBA Tour and PBA Senior Tour events to the general public during the Term. IANI Group agrees to pay to PBA a royalty fee in the amount of eight percent (8%) of all subscriber fees that IAM Group may receive during the Term

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in connection with the ISP. PBA agrees that TAM Group shall have access to its web site in order to provide link access with the ISP.

         (e) PBA agrees that, except as expressly provided herein, the license granted to TAM Group hereunder shall be exclusive in nature with respect to the Products. Notwithstanding the foregoing, the license granted hereunder with respect to earrings and key chains shall be non-exclusive in nature unless and until IAM Group acquires an exclusive right with respect to such products as set forth in Section 9 hereof. Notwithstanding the foregoing and subject to the terms of Section l(a)(ii) and Section 9 hereof, this Agreement shall not be deemed to prevent PBA from granting a license in the Proprietary Marks to third parties for purposes other than those specifically described in this Section 1.

2. TERM. The initial term of this Agreement shall commence as of the date first written above and shall terminate on June 30, 2004 (the "Initial Term"). This Agreement shall be renewed for an additional term of five (5) years commencing on July 1, 2004 and terminating on June 30, 2009 (the "Renewal Term"); provided, however, that such renewal is expressly conditioned on IAM Group having paid to PBA pursuant to Section 3 hereof royalty payments in the minimum aggregate amount of not less than Four Hundred Fifty Thousand Dollars ($450,000.00) during the period commencing January 1.2000 and ending December 31, 2002. Notwithstanding the foregoing, PBA shall have the right to terminate this Agreement at any time upon IAM Group's breach of any significant material term contained in this Agreement. For purposes of this Agreement, the terms "Initial Term" and "Renewal Term" are sometimes collectively referred to as the "Term."

3. LICENSING FEE.

         (a) In consideration of PBA granting to it the right to use the Proprietary Marks hereunder during the Initial Term, IAM Group agrees to pay the following to PBA:

                  (i) During the period commencing with the effective date of this Agreement and ending June 30, 2000, IAM Group shall pay to PBA a guaranteed minimum payment in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00), payable as follows:

                  Payment Due Date                   Amount of Payment

                  Date of execution of this               $50,000
                  Agreement

                  August 1, 1999                          $25,000

                  December 1, 1999                        $25,000

                  April 1, 2000                           $25,000

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                  (ii) For the remainder of the Initial Term, IAM Group shall pay to PBA a guaranteed minimum payment for each twelve (12) month period in the following amounts, payable in equal quarterly installments no later than July 1, October 1, January 1 and April 1 of the twelve (12) month period in question:

                  Period in Question                  Amount of Payment

                  July 1, 2000 to June 30, 2001           $100,000

                  July 1, 2001 to June 30, 2002           $150,000

                  July 1, 2002 to June 30, 2003           $175,000

                  July 1, 2003 to June 30, 2004           $200,000

                  (iii) In addition to the guaranteed minimum payments provided for in subsections 3(a)(i) and 3(a)(ii) hereinabove, IAM Group shall pay to PBA a royalty fee for the period commencing as of the date hereof and ending June 30, 2000 and for each subsequent twelve (12) month period in an amount equal to eight percent (8%) of the Net Sales (as such term is hereinafter defined) of the Products made during the period in question, to the extent that the amount of Net Sales made during said period exceeds the following:

                  Period in Question                   Amount of Net Sales

                  Date of Agreement to
                  June 30, 2000                             $1,562,500

                  July 1, 2000 to June 30, 2001             $1,250,000

                  July 1, 2001 to June 30, 2002             $1,875,000

                  July 1, 2002 to June 30, 2003             $2,187,500

                  July 1, 2003 to June 30, 2004             $2,500,000

The royalty fee provided for in this subsection 3(a)(iii) shall be payable as follows:

                          (1) No later than thirty (30) days following the end
of the quarter during which the amount of Net Sales of the Product made during the twelve (12) month period in question first exceeds the amount of the guaranteed minimum payment for said period, IAM Group shall pay to PBA an amount equal to eight percent (8%) of the amount by

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which the Net Sales for said quarter exceeded the guaranteed minimum payment for said twelve (12) month period.

                          (2) No later than thirty (30) days following the end
of each subsequent quarter during the twelve (12) month period in question, if any, IAM Group shall pay to PBA an amount equal to eight percent (8%) of the Net Sales made during said quarter.

         (b) In consideration of PBA granting to it the right to use the Proprietary Marks during the Renewal Term, if applicable, IAM Group agrees to pay to PBA a guaranteed minimum payment for each twelve (12) month period of the Renewal Term in the amount of Two Hundred Thousand Dollars ($200,000.00), payable to PBA in equal quarterly installments no later than July 1, October 1, January 1 and April 1 of the period in question. In addition to such guaranteed minimum payments. IAM Group shall pay to PBA a royalty fee for each twelve (12) month period of the Renewal Term in an amount equal to eight percent (8%) of the amount of Net Sales of the Products made during the period in question, to the extent that the amount of Net Sales made during said period exceeds Two Million Five Hundred Thousand Dollars ($2.500.000.00). This royalty fee shall be payable as follows:

                  (i) No later than thirty (30) days following the end of the quarter during which the amount of Net Sales of the Product made during the twelve (12) month period in question first exceeds the amount of the guaranteed minimum payment for said period, IAM Group shall pay to PBA an amount equal to eight percent (8%) of the amount by which the Net Sales for said quarter exceeded the guaranteed minimum period for said twelve (12) month period.

                  (ii) No later than thirty (30) days following the end of each subsequent quarter during the twelve (12) month period in question. if any, IAM Group shall pay to PBA an amount equal to eight percent (8%) of the Net Sales made during said quarter.]

         (c) Within thirty (30) days of the end of each quarter during the Initial Term and, if applicable, the Renewal Term, IAM Group shall furnish to PSA its sales report for the preceding quarter prepared in accordance with the terms hereof. Each sales report that IAM Group furnishes to PBA shall contain the following information: (i) a description of each Product sold during the quarter in question; (ii) the sales price of each Product sold and the amount of federal, state and local taxes9 if any, that IAM Group is required to pay in connection with each sale; (iii) the amount of the royalty payment being paid to PBA on each sale hereunder; and (iv) such additional information as PBA may reasonably require. In addition to the sales reports, IAM Group agrees to furnish to PBA as soon as the same become available audited financial statements of its operations, prepared in accordance with generally accepted accounting principles, for each fiscal year during the Term.

         (d) For purposes of this Agreement, the term "Net Sales" shall mean IAM Group's retail list price of all Products that IAM Group sells hereunder, minus the following: (i) the amount of any federal, state and local taxes that IAM Group is required to pay in connection

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with such sales; (ii) the amount of any costs and expenses reasonably incurred by IAM Group with respect to the shipment of the Products; (iii) the cost to IAM Group of any promotional discounts granted with respect to the Products, provided that such discounts are reasonable in amount and made within the normal course of business; (v) customer returns of the Products; and (v) uncollected accounts of IAM Group for Products sold, but not to exceed One Hundred Thousand Dollars ($100,000.00) per year during the Initial Term or any Renew Term. With respect to any bulk sales of the Products made hereunder. The Products shall be deemed to have been sold at the time of shipment to a customer, F.O.B. point of departure.

         (e) Notwithstanding anything to the contrary set forth in this Section 3, IAM Group agrees that the royalty fee payable on Products sold hereunder that feature a specific PBA member shall be twelve percent (12%) rather than eight percent (8%) of Net Sales with six percent (6%) of said royalty fee being payable to PBA and six percent (6%) being payable to the member in question. Said royalty fee shall be calculated and payable as otherwise provided in this
Section 3.

4. OWNERSHIP OF PROPRIETARY MARKS: ADDITIONAL MARKS.

         (a) IAM Group hereby acknowledges that PBA is and shall at all times remain the sole and exclusive owner of all right, title and interest in and to the Proprietary Marks and that its use of the Proprietary Marks hereunder shall not create in IAN/i Group's favor any right, title or interest in or to the Proprietary Marks. During' the Term and at all times thereafter, IAM Group shall not do or cause to be done any act or thin which may in any way impair or tend to impair the rights, title and interest of PBA in and to the Proprietary Marks nor shall IAM Group in any manner represent that it has any interest in the Proprietary Marks except as set forth herein. IAM Group further acknowledges and agrees that as the sole and exclusive owner of the Proprietary N/larks. PBA shall have the sole and exclusive right to use, license or otherwise transfer any and all of its rights, title and interest in and to the Proprietary Marks, subject only to the terms of this Agreement, including but not limited to the terms of Section 7 hereof. and of any other agreement affecting PBA's right. title and interest in and to the Proprietary Marks that PBA may be a party to or may enter into at a later date with any third party. Upon the termination of this Agreement for any reason, all rights to use the Proprietary Marks granted to IAM Group hereunder shall terminate and revert to PBA, and thereafter KM Group shall cease and desist from all use of the Proprietary Marks, including the use of any Products, materials or documents upon which any of the Proprietary Marks appears.

         (b) PBA agrees to use its best efforts following the execution hereof to register the name "PBA Tour Gear", as well as any accompanying logos that PBA may approve, with the United States Patent & Trademark Office (the "PTO"). In the event PBA is successful in registering said name and any accompanying logos with the PTO, the same shall be deemed to be "Proprietary Marks" for purposes of this Agreement and IAM Group shall have the right to use the same during the Term in accordance with the terms and conditions set forth herein. IAM Group agrees to pay for any and all reasonable costs and expenses, including but not limited to registration fees and attorneys' fees, incurred in connection with the registration of said name and any accompanying logos with the PTO hereunder; provided, however, that PIBA agrees to

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

reimburse IAM Group for all costs and fees associated with registering said name and logos with the PTO in the event this Agreement is not renewed for the Renewal Term.

         (c) Upon termination of this Agreement for any reason. PBA shall have the right to purchase all inventoried Products at manufacturers cost. plus any costs associated with duties, freight. transportation and taxes, or in the alternative, PBA shall permit IAM Group to liquidate said Products through usual and customary sources.

5. RESTRICTIONS ON USE. Notwithstanding any other terms of this Agreement. IAM Group shall at all times during the Term use the Proprietary Marks in accordance with the following restrictions:

         (a) PBA shall have the right to review and approve of all uses of the Proprietary Marks hereunder, whether on the Products or otherwise. prior to the same being shown or distributed to any third party. Furthermore, all uses of the Proprietary Marks pursuant to this Agreement shall be tasteful in nature and shall be of a type that is intended to promote and protect the goodwill and best interests of PBA. and in no event shall any such use disparage PBA, its members or the bowling industry in general in any manner. If at any time PBA, in its sole discretion, has reason to question whether any particular use of the Proprietary Marks violates the terms of this Agreement, IAM Group shall, upon reasonable prior notice, provide PBA with a copy of any documentation and other materials with respect to such use and PBA, following its inspection thereof, shall have the right to require that IAM Group cease such use if it reasonably determines that such use is in fact in violation hereof, regardless of whether PBA had formerly approved of the use in accordance with this Section 5.

         (b) No use of the Proprietary Marks shall state or otherwise give the impression that the owner of the Proprietary Marks is any party other than PBA.

         (c) All uses of the Proprietary Marks shall at all times be in accordance with applicable laws and regulations including but not limited to those federal and state laws governing the use and registration of trade names and trademarks.

         (d) IAM Group shall at no time make the Proprietary Marks available for use by any third party, except upon obtaining the prior written consent of' PBA or as may otherwise be necessary in connection with an initial public offering or private placement offering of the stock of IAM Group.

6. WARRANTIES AND REPRESENTATIONS OF PARTIES.

         (a) WARRANTIES AND REPRESENTATIONS OF PSA. PBA represents and warrants to IAM Group the following:

                  (i) PBA has the full corporate power and authority to enter into and perform this Agreement and has taken all necessary corporate action to authorize and approve the execution, delivery and performance hereof; and

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

                  (ii) This Agreement constitutes a legal, valid and binding obligation of PBA, enforceable in accordance with the terms hereof.

         (b) WARRANTIES AND REPRESENTATIONS OF IAM GROUP. IAM Group represents and warrants to PBA the following:

                  (i) This Agreement constitutes a legal, valid and binding obligation of IAM Group, enforceable in accordance with the terms hereof; and

                  (ii) IAM Group shall at all times use the Proprietary Marks in accordance with the terms of this Agreement.

7. ASSIGNMENT, SUBLICENSE OR TRANSFER. The rights and benefits conferred upon IAM Group hereunder shall inure to the sole benefit of IAM Group, shall not be deemed to be coupled with an interest and shall not, in whole or in part, be assigned, sublicensed or otherwise transferred by IAM Group to any third party without the prior consent of PBA, which PBA may withhold in its sole discretion; provided, however. that IAM Group may assign its rights hereunder to market the Products to a third party with the prior consent of PBA, which consent shall not be unreasonably withheld, if IAM Group owns at least fifty percent (50%) of said third party. Notwithstanding the foregoing, IAM Group shall be entitled to assign, sublicense or otherwise transfer any of its rights hereunder to a third party in the event such transfer is necessary in connection with an initial public offering or private placement offering of the stock of IAM Group.

8. AGENCY. Both parties agree and acknowledge that IAM Group and any of its respective employees and agents. if any, shall not, at any time for any reason, be deemed to be employees or agents of PBA.

9. RIGHT OF FIRST REFUSAL.

         (a) PBA agrees that it shall notify IAM Group of any third-party proposals that it receives during the Term with respect to the manufacture, marketing and sale of goods other than the Products on which the Proprietary Marks are to be placed and that IAM Group shall have the right, for a period of fifteen (15) days from the date of PBA's notice to IAM Group, to notify PBA of IAM Group's desire to manufacture. market and sell such goods under the terms of this Agreement, in which case the term "Products" as used herein shall be deemed to include such goods. If IAM Group fails to notify PBA of its desire to manufacture, market and sell such goods within said fifteen (15) day period, PBA shall be entitled to enter into a licensing arrangement with respect to such goods on any terms and conditions that PBA may deem appropriate in its sole discretion.

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         (b) PBA further agrees that in the event any licensing agreements that it maintains with third parties with respect to the manufacture, promotion and sale of consumer goods other than the Products terminates during the Term. IAM Group shall have the rights, for a period of fifteen (15) days following the date of said termination. to notify PBA of IAM Group's desire to manufacture, market and sell such goods under the terms of this Agreement, in which case the term "Products as used herein shall be deemed to include such goods. If IAM Group fails to notify PBA of its desire to manufacture, market and sell such goods within said fifteen (15) day period, PBA shall be entitled to enter into a licensing arrangement with respect to such goods with any third party on such terms and conditions as PBA may deem appropriate in its sole discretion. The rights granted to IAM Group under this subsection 9(b) shall not be deemed to apply in those circumstances in which PBA is entitled to renew an existing licensing arrangement with a third party.

         (c) Notwithstanding the foregoing, the right of first refusal granted herein shall not include or affect in any manner whatsoever any existing licensing arrangements with respect to the Proprietary Marks to which PBA is a party as of the date hereof.

10. PUBLIC STOCK OFFERING. IAM Group agrees that if at any time during the Term any shares of its common stock or the common stock of any affiliate marketing the Products under this Agreement are offered to the general public by means of an initial public stock offering, PBA shall be entitled to receive a percentage of the net proceeds received by IAM Group with a guaranteed minimum of One Million Five Hundred Thousand Dollars ($1,500,000) and a maximum of Two Million Dollars ($2,000.000), provided the Term is increased to such period as may be required by the underwriter of the IPO (the "Underwriter"). In the event the Underwriter conditions the terms of the IPO so as to prohibit PBA from receiving monetary payment of the IPO proceeds, the parties agree that PBA shall receive a percentage of unrestricted IPO stock and/or warrants equal to Two Million Dollars ($2.000,000). PBA shall be entitled to assign all or a portion of its rights to receive any monetary payment, stock and/or warrants to which it is entitled hereunder to one or more of its key employees in such manner as it may deem appropriate, provided that any such assignment does not affect the Underwriter's approval of the IPO. In any event PBA members shall be given the unrestricted right to purchase a maximum of twenty-five percent (25%) of the IPO at the offering price under such reasonable and commercially customary restrictions as may be required by the Underwriter.

11. PRIVATE PLACEMENT STOCK OFFERING. IAM Group agrees that if at any time during the Term a private placement offering ("PPO") is made to qualified investors. PBA or its members shall be given the exclusive right to purchase a maximum of fifty percent (50%) of the PPO, and broker commissions thereon, if any, shall be paid to PBA.

12. MISCELLANEOUS.

         (a) SURVIVAL. The provisions of Sections 4 and 5 hereof shall survive the termination of this Agreement.

         (b) ENTIRE AGREEMENT. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof.

         (c) AMENDMENT OR MODIFICATION OF THIS AGREEMENT. This Agreement may be amended or modified from time to time only by a written instrument executed by both of the parties hereto.

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         (d) NOTICE. All notices required or permitted by this Agreement shall be in writing and shall be addressed to the respective parties at the following addresses:

         (e)     PBA:                       PBA Tour, Inc.
                                            1720 Merman Road
                                            P.O. Box 5118
                                            Akron, Ohio 44334-0018
                                            Phone: (330) 836-5568
                                            Fax:  (330)836-2107
                                            ATTN: Mark Gerberich, Commissioner

                 With a copy to:            Stark & Knoll Co., L.P.A.
                                            76 South Main Street
                                            Suite 1512
                                            Akron, Ohio 44308-1 824
                                            Phone: (330) 376-3300
                                            Fax: (330) 376-6237
                                            ATTN: Thomas G. Knoll, Esq.

                 IAM Group:                 IAM Group, Ltd.
                                            85  10th Avenue
                                            Sixth floor
                                            New York,New York 1001
                                            Phone: (212) 229-3960
                                            Fax: (212) 229-3968
                                            ATTN: Thomas Verola

                 With a copy to:            Weber & Weber
                                            Federal Plaza
                                            300 Rabro Drive, Suite 122
                                            Hauppauge, NY 11788
                                            Phone: (516) 232-0301
                                            Fax: (516) 232-0817
                                            ATTN: William F. Weber. Esq.


         (e) OHIO LAW CONTROLLING. The laws of the state of Ohio shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

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         (f) BINDING NATURE. Except as otherwise provided in Section 6 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIGNED IN THE PRESENCE OF:                "PBA"

                                          PBA TOUR, INC.

                                          By: /s/ MARK GERBERICH
                                              -------------------------------


                                          "IAM GROUP"

                                          IAM GROUP, LTD.


                                          By: /s/ JAHN AVARELLO
                                              -------------------------------
                                              Jahn Avarello, President

                                          By: /s/ THOMAS VEROLA
                                              -------------------------------
                                              Thomas Verola, Vice President

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                                   EXHIBIT "A"

                       LIST OF TRADENAMES AND TRADE MARKS

Existing Tradenames
-------------------

PBA

PBA TOUR

PBA SENIOR TOUR

PROFESSIONAL BOWLERS' ASSOCIATION

                  PROFESSIONAL BOWLERS' ASSOCIATION OF AMERICA


Existing Trademarks
-------------------

PBA

PBA TOUR

PBA w/logo

PBA TOUR w/logo

PBA SENIOR TOUR w/logo

         Any and all rights that PBA Tour, Inc. may have during the Term in the name "PBA Hall of Fame" and any logo or logos associated therewith, and any rights that PBA Tour. Inc. may have during the Term in any names or marks associated with any related entities

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                                   EXHIBIT "B"

                                LIST OF PRODUCTS

1. All shirts, woven, knitted, screen-printed, heat transferred and embroidered.

2. All jackets and backpacks, leather, woven, knitted, screen printed. heat transferred and embroidered, and all water-resistant outerwear.

3. All pants, woven, knitted, screen-printed, heat transferred and embroidered.


4. All shorts, woven, knitted, screen-printed, heat transferred and embroidered.

5. All sweaters, woven, knitted, screen-printed, heat transferred and embroidered.

6. All hats, woven, knitted, screen-printed, heat transferred and embroidered.

7. All footwear, woven, knitted, screen-printed, heat transferred and embroidered.

8. Bowling bags, gloves, glove soakers, wrist supports, garment bags, bowlers tape, ball slings, towels, rosin bags, shoe covers, PBA shoes, accessory bags, pennant flags and banners of all types.

9. All accessories, including jewelry, cuff links, tie clips, ties, tie pins, logo pins, pocket knives, money clips, key chains, pens, pen holders, coffee mugs, beer steins, seat cushions, tour blankets, chains both genuine gold and faux with PBA medals; provided, that the right to manufacture, promote and sell earrings and key chains shall be non-exclusive in nature.

10.      Umbrellas with logos.

11. Trophies; provided, however, that no trophies will in any way give the appearance of being for PBA Tour or PBA Senior Tour events, and provided farther that PBA shall be under no obligation to purchase or use such trophies.

12.      On-line catalogs, printed catalogs, Internet service provider PBAOL.

13. Pet products of a type to be agreed upon by the parties at a later date.

NOTE:    The products listed above include those for men, women and children.

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                                   EXHIBIT "C"

                            LIST OF EXCLUDED PRODUCTS
                            -------------------------


1.       Framed laminates and posters featuring PBA Tour members.

2.       Birthday party sets, including paper plates, paper cups and napkins.

3.       Bottled water.

4.       Bowling balls.

5.       Computer gaming software, including games using CD-Rom technology.

6.       Calendars.

7. Fishing lures, trailer hitch plugs, metal street signs and metal license plates.


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